EX-99.d
                                                              Advisory Agreement


                               ADVISORY AGREEMENT

      AGREEMENT made as of the 25th day of August, 2004, between Adelante Capital Management LLC, a Delaware limited liability company (the "Adviser"), and Lend Lease Funds, a Delaware business trust (the "Trust").

      WHEREAS, the Adviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

      WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets, and in multiple classes of such series; and

      WHEREAS, the Trust has retained UMB Fund Services, Inc. (together with any new administrator engaged by the Trust, the "Administrator") to provide administration and fund accounting services with respect to the Trust's operations, subject to the control of the Board of Trustees; and

      WHEREAS, the Trust offers shares in multiple classes of shares of one series, the Lend Lease U.S. Real Estate Securities Fund, such series (the "Initial Fund"), together with all other series subsequently established by the Trust with respect to which the Adviser renders management and investment advisory services pursuant to the terms of this Agreement, being herein collectively referred to as the "Funds" and individually as a "Fund"; and

      WHEREAS, the Adviser has served as sub-adviser with respect to the Initial Fund since its inception, most recently pursuant to an agreement dated as of October 15, 2002, which terminates in accordance with its terms effective as of the date hereof as a result of an assignment in connection with a change in control of the Adviser;

      WHEREAS, Lend Lease Real Estate Investments, Inc. ("LLREI") has served as adviser with respect to the Initial Fund since its inception pursuant to an agreement dated as of February 1, 2000, and such agreement shall terminate effective as of the date hereof;

      WHEREAS, the Adviser and the Trust desire that the function of the adviser and sub-adviser with respect to the Initial Series be consolidated and be performed by the Adviser.

      NOW THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

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      1. APPOINTMENT OF ADVISER.

            (a) Initial Fund. The Trust hereby appoints the Adviser to act as manager and investment adviser to the Initial Fund for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

            (b) Additional Funds. In the event that the Trust establishes one or more series of shares other than the Initial Fund with respect to which it desires to retain the Adviser to render management and investment advisory services hereunder, it shall so notify the Adviser in writing, indicating the advisory fee to be payable with respect to the additional series of shares. If the Adviser is willing to render such services on the terms provided for herein, it shall so notify the Trust in writing, whereupon such series of shares shall become a Fund hereunder.

      2. DUTIES OF ADVISER. The Adviser, at its own expense, shall subject to the stated investment objective and policies of the Funds as set forth in the Trust's current Registration Statement and subject to the supervision of the Board of Trustees of the Trust, (a) develop and furnish continuously an investment program and strategy for each Fund in compliance with that Fund's investment objective and policies as set forth in the Trust's current Registration Statement, (b) provide research and analysis relative to the investment program and investments of each Fund, (c) determine (subject to the overall supervision of the Board of Trustees of the Trust) what investments shall be purchased, held, sold or exchanged by each Fund and what portion, if any, of the assets of each Fund shall be held in cash or cash equivalents, and
(d) make changes on behalf of the Trust in the investments of each Fund. In connection therewith:

            (i) In accordance with paragraph 2(ii), the Adviser shall arrange for the placing of all orders for the purchase and sale of securities and other investments for each Fund's account and will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or transactions.

            (ii) In connection with the management of the investment and reinvestment of each Fund, the Adviser, acting by its own officers, directors or employees or by a duly authorized subcontractor, is authorized to select the broker or dealers that will execute purchase and sale transactions for the Trust. In executing portfolio transactions and selecting brokers or dealers, if any, the Adviser will use its best efforts to seek on behalf of a Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in and the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, with respect to the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer, if any, to execute a particular transaction, the Adviser may also consider the brokerage and research services

      (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Adviser with respect to the Fund and/or other accounts over which the Adviser exercises investment discretion. The Adviser may pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided.

            (iii) The Adviser may buy securities for a Fund at the same time it is selling such securities for another client account and may sell securities for a Fund at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, the Adviser may effectuate cross transactions between a Fund and such other account if it deems this to be advantageous. The Adviser also may cause a Fund to enter into other types of investment transactions (e.g., a long position on a particular securities index) at the same time it is causing other client accounts to take opposite economic positions (e.g., a short position on the same index).

            (iv) On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, and in compliance with such procedures of the Trust as may be in effect from time to time, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the subject Fund and to such clients.

            (v) The Adviser will advise the Funds' custodian or such depository or agents as may be designated by the custodian promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date and the identity of the effecting broker or dealer. The Adviser shall not have possession or custody of any Fund investments. The Trust shall be responsible for all custodial agreements and the payment of all custodial charges and fees and, upon the Adviser giving proper instructions to the custodian, the Adviser shall have no responsibility or liability for the acts, omissions or other conduct of the custodian.

            (vi) The Adviser shall, upon due notice from the Adviser, provide such periodic and special reports as the Board of Trustees may request (including but not limited to reports describing any such research, advice or other services received and the incremental commissions, net price or other consideration to which they relate).

            (vii) The Adviser shall also oversee the activities of the Administrator, subject always to the control of the Board of Trustees of the Trust and to the provisions of the Trust's Master Trust Agreement and By-laws, as amended, and the 1940 Act. The Adviser is authorized to engage one or more sub-advisers in connection with the Adviser's duties under this Agreement, which sub-advisers may be affiliates of the Adviser. In connection therewith, the Adviser shall:

                  (A) furnish to the Trust necessary assistance in the
            preparation all reports, prospectuses, registration statements and amendments thereto now or hereafter required by federal or other laws or by the rules or regulations of any duly authorized commission or administrative body;

                  (B) furnish to the Trust office space in the offices of the
            Adviser, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities and telephone service.

                  (C) furnish to the Trust executive and administrative
            personnel to provide management of the affairs of the Trust, including personnel to perform clerical, bookkeeping, accounting and other office functions, which services are exclusive of the necessary records or services, including shareholder services and fund accounting services, of the Administrator and any dividend disbursing agent, transfer agent, registrar or custodian, provided that the Adviser shall compensate all personnel, officers, and directors of the Trust if such persons are also employees of the Adviser or its affiliates; and

                  (D) arrange for providing and maintaining a bond issued by a reputable insurance company authorized to do business in the place where the bond is issued against larceny and embezzlement covering each officer and employee of the Trust, the Adviser and/or any sub-adviser who may singly or jointly with others have access to funds or securities of the Trust, with direct or indirect authority to draw upon such funds or to direct generally the disposition of such funds, which bond shall be in such reasonable amount as a majority of the Trustees who are not "interested persons" of the Trust, as defined in the 1940 Act, shall determine, with due consideration to the aggregate assets of the Trust to which any such officer or employee may have access, provided that the premium, or portion thereof pursuant to an agreement among the insured parties in the case of a joint insured bond, for the bond shall be payable by the Trust in accordance with paragraph 3(q).

      3. ALLOCATION OF EXPENSES.

      The Trust assumes and shall pay all expenses for all other Trust operations and activities and shall reimburse the Adviser for any such expense incurred by the Adviser (it being understood that the Trust shall allocate such expenses between or among the Funds to the extent contemplated by its Master Trust Agreement). The expenses to be borne by the Trust shall include, without limitation:

            (a) all expenses of organizing the Trust or forming any series thereof, to the extent now or hereafter permitted under generally accepted accounting principles applicable to registered investment companies;

            (b) all expenses (including information, materials and services other than services of the Adviser) of preparing, printing and mailing all annual, semiannual and periodic reports, proxy materials and other communications (including registration statements, prospectuses and amendments and revisions thereto) furnished to existing shareholders of the Trust and/or regulatory authorities;

            (c) fees involved in registering and maintaining registration of the Trust and its shares with the Securities and Exchange Commission and state regulatory authorities;

            (d) any other registration, filing or other fees in connection with requirements of regulatory authorities;

            (e) expenses, including the cost of printing of certificates relating to the issuance of shares of the Trust;

            (f) to the extent not paid by the Trust's distributor, the expenses of maintaining a shareholder account and furnishing, or causing to be furnished, to each shareholder a statement of his account, including the expense of mailing;

            (g) taxes and fees payable by the Trust to federal, state or other governmental agencies;

            (h) expenses related to the redemption of its shares, including expenses attributable to any program of periodic redemption;

            (i) all issue and transfer taxes, brokers' commissions, margin costs, interest on borrowings and other costs chargeable to the Trust in connection with securities transactions to which the Trust is a party, including any portion of such commissions attributable to research and brokerage services as defined by Section 28(e) of the Securities Exchange Act of 1934, as amended;

            (j) the charges and expenses of the custodian appointed by the Trust, or any depository utilized by such custodian, for the safekeeping of its property;

            (k) charges and expenses of the Administrator and any shareholder servicing agents, transfer agents and registrars appointed by the Trust, including costs of servicing shareholder investment accounts;

            (l) charges and expenses of independent accountants retained by the Trust (including but not limited to charges and expenses relating to tax compliance and the preparation and review of tax returns and related tax matters);

            (m) fees and expenses for legal services in connection with the affairs of the Trust, including reasonable fees charged (including internal charges and allocations) and expenses incurred by the Adviser, if any, for performing such legal services for the Trust;

            (n) compensation and expenses of Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940 Act);

            (o) expenses of shareholders' and Trustees' meetings;

            (p) membership dues in, and assessments of, the Investment Company Institute or similar organizations;

            (q) insurance premiums on fidelity, errors and omissions and other coverages;

            (r) expenses incurred in connection with any distribution plan adopted by the Trust in compliance with Rule 12b-1 of the 1940 Act;

            (s) such other non-recurring expenses of the Trust as may arise, including expenses of actions, suits, or proceedings to which the Trust is a party and the legal obligation which the Trust may have to indemnify its Trustees, officers or shareholders with respect thereto;

            (t) fees and expenses incurred in connection with registering and qualifying the Trust's shares with federal and state regulatory authorities, including reasonable fees charged (including internal charges and allocations) and expenses incurred by the Administrator or the Adviser, if any, for performing such services for the Trust; and

            (u) fees and expenses for fund accounting services, including reasonable fees charged (including internal charges and allocations) and expenses incurred by the Administrator or the Adviser, if any, for performing such fund accounting services for the Trust.

      4. ADVISORY FEE.

      For the services and facilities to be provided by the Adviser as provided in Sections 1 and 2 of this Agreement, the Trust shall pay to the Adviser on a monthly basis compensation based on an annual percentage rate applied to the Fund's average daily net assets as specified in the Schedule(s) which are attached hereto and made a part of this Agreement. Such compensation shall be paid to the Adviser as soon as practicable after the last calendar day of each month.

      All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

      In the case of commencement or termination of this Agreement with respect to any Fund during any calendar month, the fee with respect to such Fund for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect, and the fee shall be computed upon the average daily net assets of such Fund for the days during which it is in effect.

      The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation hereunder to the extent the Adviser may, by notice to the Trust, voluntarily declare.

      5. EXPENSE LIMITATION.

      The Adviser agrees that if the total expenses of any Fund (exclusive of interest, taxes, brokerage expenses, distribution expenses, extraordinary items and any other items allowed to be excluded by applicable state law) for any fiscal year of the Trust exceed the lowest expense limitation imposed in any jurisdiction in which that Fund is then making sales of its shares or in which its shares are then qualified for sale, the Adviser will pay or reimburse such Fund for that excess up to the amount of its advisory fee payable with respect to that Fund during that fiscal year. The amount of the monthly advisory fee payable under Paragraph 4 hereof shall be reduced to the extent that the monthly expenses of that Fund, on an annualized basis, would exceed the foregoing limitation. At the end of each fiscal year of the Trust, if the aggregate annual expenses chargeable to any Fund for that year exceed the foregoing limitation based upon the average of the monthly average net asset value of that Fund for the year, the Adviser will promptly reimburse that Fund for the amount of such excess to the extent not already reimbursed by reduction of the monthly advisory fee. In the event that such expenses are within the foregoing limitation, the Trust shall be obligated to pay the Adviser excess amounts previously withheld from the advisory fee during that fiscal year, provided that the amount of such payment would not exceed the foregoing limitation.

      In the event that this Agreement (i) is terminated with respect to any one or more Funds as of a date other than the last day of the fiscal year of the Trust or (ii) commences with respect to one or more Funds as of a date other than the first day of the fiscal year of the Trust, then the expenses of such Fund or Funds shall be annualized and the Adviser shall pay to, or receive from, the applicable Fund or Funds a pro rata portion of the amount that the Adviser would have been required to pay or would have received, if any, had this Agreement remained in effect with respect to such Fund or Funds for the full fiscal year.

      6. RELATIONS WITH TRUST.

      Subject to and in accordance with the Master Trust Agreement and By-Laws of the Trust and the organizational or governing documents of the Adviser, it is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser and its affiliates (or any successor thereof) as directors, officers, or otherwise, that directors, officers, agents and shareholders of the Adviser and its affiliates (or any successor) are or may be interested in the Trust as Trustees, officers, shareholders or otherwise, that the Adviser (or any such successor thereof) is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Master Trust Agreement, By-Laws and organization or governing documents. In addition, brokerage transactions for the Trust may be effected through affiliates of the Adviser if approved by the Board of Trustees, subject to the rules and regulations of the Securities and Exchange Commission.

      7. COMPLIANCE WITH APPLICABLE REGULATIONS.

      In performing its duties hereunder, the Adviser

      (a) shall establish compliance procedures reasonably calculated to ensure compliance at all times with: all applicable provisions of the 1940 Act and the Advisers Act, and any rules and regulations adopted thereunder; Subchapter M of the Internal Revenue Code of 1986, as amended; the provisions of the Registration Statement; the provisions of the Declaration and the By-Laws of the Trust, as the same may be amended from time to time; and any other applicable provisions of state, federal or foreign law.

      (b) acknowledges that the Trust has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and that the Adviser and certain of its employees, officers and directors may be subject to reporting requirements thereunder and, accordingly, agrees that it shall, on a timely basis, furnish, and shall cause its employees, officers and directors to furnish, to the Trust, all reports and information required to be provided under such code of ethics with respect to such persons.

      (c) agrees that it will maintain for the Trust all and only such records as required under Rules 31a-1 and 31a-2 under the 1940 Act in respect to its services hereunder and that such records are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request all in accordance with Rule 31a-3 under the 1940 Act.

      8. LIABILITY OF ADVISER.

      Neither the Adviser nor its officers, directors, members, managers, employees, agents or controlling persons or their respective affiliates or assigns (collectively, "Related Persons") shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Adviser or any Related Person against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Trustee or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of his duties or the reckless disregard of his obligations and duties.

      9. DURATION AND TERMINATION OF THIS AGREEMENT.

            a) Duration. This Agreement shall become effective with respect to the Initial Fund on the date hereof and, with respect to any additional Fund, on the date of receipt by the Trust of notice from the Adviser in accordance with paragraph 1(b) hereof that the Adviser is willing to serve as Adviser with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect until August 25, 2005 with respect to the Initial Fund and, with respect to each additional Fund, for two years from the date on which such Fund becomes a Fund hereunder. Subsequent to such initial periods of effectiveness, this Agreement shall continue in full force and effect for periods of one year thereafter with respect to each Fund so long as such continuance with respect to such Fund is approved at least annually (a) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund, and (b), in either event, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing provisions of this Section 8(a), the continuance of this Agreement with respect to the Initial Fund or any additional Fund is subject to the approval of this Agreement by a majority of the outstanding voting securities of that Fund at the first meeting of shareholders after this Agreement becomes effective with respect to that Fund.

            (b) Amendment. Any amendment to this Agreement shall become effective with respect to a Fund upon approval of the Adviser, the Fund and if required by applicable law, a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund.

            (c) Termination. This Agreement may be terminated with respect to any Fund at any time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund, or by the Adviser, in each case on sixty (60) days' prior written notice to the other party.

            (d) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined in the 1940
Act).

            (e) Approval, Amendment or Termination by Individual Fund. Any approval, amendment or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

      10. SERVICES NOT EXCLUSIVE.

      The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser and its affiliates shall be free to render similar services to others so long as the Adviser's services hereunder are not impaired thereby. It is understood that the persons employed by the Adviser to assist in the performance of its duties hereunder will not devote their full time to such services and nothing hereunder contained shall be deemed to limit or restrict the right of the Adviser to engage in or devote time and attention to other businesses or to render services of whatever kind or nature.

      11. SUBCONTRACTORS.

      The Trust hereby agrees that the Adviser may subcontract for the performance of any of the services contemplated to be rendered by the Adviser to any Fund hereunder, which subcontractors may be affiliates of the Adviser.

      12. INTERIM CONTRACT PROVISIONS.

      Notwithstanding any other provision of this Agreement:

            (a) Prior to this Agreement being approved by a vote of a majority of the Initial Fund's outstanding voting securities in accordance with the 1940
Act: (i) in no event shall compensation paid to the Adviser with respect to the Fund's hereunder exceed the amount permitted by Rule 15a-4 under the 1940 Act;
(ii) all fees payable to the Adviser with respect to the Initial Fund hereunder shall be held in an interest-bearing escrow account with the Fund's custodian or a bank (the "Escrow Account"); and (iii) this Agreement may be terminated at any time without the payment of any penalty, by vote of the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Initial Fund on 10 days' prior written notice to the Adviser. Funds held in the Escrow Account, including interest earned, shall be paid to the Adviser promptly after approval of this Agreement by the vote of a majority of the Initial Fund's outstanding voting securities in accordance with the 1940 Act, provided that such approval is obtained no later than 150 days after the date of this Agreement.

            (b) If this Agreement is not approved by a vote of a majority of the Initial Fund's outstanding voting securities within the time period stated above in (a), (i) this

Agreement shall immediately terminate; and (ii) the Adviser shall receive from the Escrow Account the lesser of: (a) the sum of the amount of any costs incurred by the Adviser in performing its duties with respect to the Initial Fund under this Agreement prior to such termination plus any interest earned on that amount, and (b) the sum of the amount deposited in the Escrow Account plus any interest earned on that amount.

      13. LIMITATION OF LIABILITY.

      The term "Lend Lease Funds" means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated October 28, 1999 as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust, as provided in the Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees and signed by the President of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement.

      14. RESERVATION OF NAME.

      The parties hereby acknowledge that the Adviser has reserved the right to grant the non-exclusive use of the name "Adelante" or any derivative thereof to any other investment company, investment adviser, distributor or other business enterprise, and to withdraw from the Trust the use of the name "Adelante" The name "Adelante" will continue to be used by the Trust so long as such use is mutually agreeable to the Adviser and the Trust.

      15. MISCELLANEOUS.

            (a) Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for the receipt of such notices.

            (b) Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

            c) Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                                    LEND LEASE FUNDS


                                    By: /s/ Michael A. Torres
                                        -----------------------
                                        Name: Michael A. Torres
                                        Title:   President


                                    ADELANTE CAPITAL
                                    MANAGEMENT LLC


                                    By: /s/ Mark J. Nuti
                                        -----------------------
                                        Name:  Mark J. Nuti
                                        Title:
Chief Operating Officer

                                   Schedule A

                                     to the
                               Advisory Agreement
                            between Lend Lease Funds
                                       and
                         Adelante Capital Management LLC


      The Trust shall pay the Adviser compensation at an annual rate multiplied by the average daily net asset value of each Fund as follows:

      Fund                                         Fee (in basis points)
      ----                                         ---------------------

Lend Lease U.S. Real Estate Securities Fund                 80

Such fee shall be accrued daily and paid as soon as practical after the last day of each calendar month.

      From time to time, the Adviser may voluntarily waive all or a portion of the advisory fee payable with respect to a Fund and/or, on a class-by-class basis, pay or reimburse the Trust for a Fund's expenses. In addition to any amounts otherwise payable to the Adviser as an advisory fee for current services under the Investment Management Agreement, the Trust shall be obligated to pay the Adviser all amounts previously waived, paid or reimbursed by the Adviser with respect to a Fund, provided that the amount of such additional payment in any year, together with all other expenses of the Fund (excluding portfolio transaction costs such as brokerage charges, interest on borrowings, margin expenses and similar expenses), in the aggregate, would not cause the Fund's expense ratio for each class of shares in such year to exceed the following annual rate multiplied by the average daily net asset value of the respective class of such Fund, and provided further that no additional payments shall be made with respect to amounts waived, paid or reimbursed more than three (3) years prior to the date the Fund accrues a liability with respect to such additional payment:

Lend Lease U.S. Real Estate Securities Fund

Class                               Maximum Expense Ratio (in basis points)
-----                               ---------------------------------------

Class A Shares                                        150
Class K Shares                                        125
Class Y Shares                                         97

As adopted with respect to Lend Lease U.S. Real Estate Securities Fund on August 25, 2004.